================================================================================

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement      [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                                           (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             BOYKIN LODGING COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: Not Applicable Not Applicable

     (2) Form, Schedule or Registration Statement No.: Not Applicable

     (3) Filing Party: Not Applicable

     (4) Date Filed: Not Applicable

================================================================================

                             BOYKIN LODGING COMPANY

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

     Notice is hereby given that the Annual Meeting of Shareholders of Boykin Lodging Company will be held at the Cleveland Marriott East, 3663 Park East Drive, Beachwood, Ohio 44122, on Tuesday, May 6, 1997, at 10:00 a.m., Cleveland time, for the following purposes:

          1. To elect seven directors, each to serve until the next annual meeting of the shareholders and until his successor has been duly elected and qualified;

          2. To receive reports at the meeting. No action constituting approval or disapproval of the matters referred to in said reports is contemplated; and

          3. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on March 27, 1997, will be entitled to notice of and to vote at the meeting or any adjournment thereof. Shareholders are urged to complete, date and sign the enclosed proxy and return it in the enclosed envelope. The principal address of Boykin Lodging Company is Terminal Tower, Suite 1500, 50 Public Square, Cleveland, Ohio 44113.

                                          By order of the Board of Directors,

                                          RAYMOND P. HEITLAND,
                                          Secretary

Dated: April 4, 1997

                            YOUR VOTE IS IMPORTANT.
                    PLEASE SIGN, DATE AND RETURN YOUR PROXY

                             BOYKIN LODGING COMPANY

                                PROXY STATEMENT

                            ------------------------

     This proxy statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of Boykin Lodging Company, an Ohio corporation (the "Company"), to be held at the Cleveland Marriott East, 3663 Park East Drive, Beachwood, Ohio 44122, on Tuesday, May 6, 1997, at 10:00 a.m., Cleveland time, and at any adjournment thereof. This proxy statement and the accompanying notice and proxy will first be sent to shareholders by mail on or about April 4, 1997.

     Annual Report. A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1996, is enclosed with this proxy statement.

     Solicitation and Revocation of Proxies. This solicitation of proxies is made by and on behalf of the Board of Directors. The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail, regular employees of the Company or its affiliates may solicit proxies by telephone or facsimile.

     If the enclosed proxy is signed and returned, the shares represented thereby will be voted in accordance with any specification made therein by the shareholder. In the absence of any such specification, they will be voted to elect the director nominees set forth under "Election of Directors" below. A shareholder's presence at the meeting, without more, will not operate to revoke his or her proxy. The proxy is revocable by a shareholder at any time insofar as it has not been exercised by giving notice to the Company in writing at its address indicated on the attached Notice of Annual Meeting of Shareholders, or in open meeting.

     Outstanding Shares. The close of business on March 27, 1997, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. On that date, the Company's voting securities outstanding consisted of 9,516,251 Common Shares, without par value, each of which is entitled to one vote at the meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Boykin Lodging Company common shares (the "Common Shares") as of February 28, 1997, by: (a) the Company's directors (all of whom are also director nominees); (b) each other person who is known by the Company to own beneficially more than 5% of the outstanding Common Shares; (c) the Company's Chief Executive Officer and the two other most highly compensated executive officers named in the Summary Compensation Table; and (d) the Company's executive officers and directors as a group. The following beneficial owners have sole voting power and sole investment power with respect to all Common Shares set forth opposite their names.

                                                                      NUMBER OF SHARES      PERCENT
                     NAME OF BENEFICIAL OWNER                        BENEFICIALLY OWNED     OF CLASS
-------------------------------------------------------------------  ------------------     --------
Robert W. Boykin...................................................           100(1)          *
Raymond P. Heitland................................................             0(1)          0
Mark L. Bishop.....................................................             0             0
Albert T. Adams....................................................             0             0
Lee C. Howley, Jr..................................................             0             0
William N. Hulett III..............................................             0             0
Frank E. Mosier....................................................             0             0
Ivan J. Winfield...................................................         1,000             *
All Executive Officers and Directors as a Group....................         1,100             *

---------------

* Less than 1%.

(1) Robert W. Boykin beneficially owns 577,112 limited partnership interests ("Units") in Boykin Hotel Properties, L.P., an Ohio limited partnership (the "Partnership"); John E. Boykin and William J.

    Boykin, Robert W. Boykin's brother and father, beneficially own 484,381 and 150,000 Units, respectively; and Raymond P. Heitland beneficially owns 10,650 Units. The Company owns approximately an 84.5% general partnership interest in the Partnership. Pursuant to the Amended and Restated Agreement of Limited Partnership of the Partnership, each of Robert W. Boykin, John E. Boykin, William J. Boykin, and Raymond P. Heitland may cause the Partnership to purchase his Units on and after November 4, 1999, for cash (the value of one Unit, subject to certain factors, being equal to the value of one Common Share of the Company). However, the Company may elect, subject to certain conditions, to deliver Common Shares of the Company in exchange for tendered Units, in lieu of cash. Assuming conversion of their Units into Company Common Shares, Robert W. Boykin, John E. Boykin, William J. Boykin and Raymond P. Heitland would beneficially own 5.30%, 4.45%, 1.38% and less than 1%, respectively, of the Company.

                             ELECTION OF DIRECTORS

     In accordance with the Company's Code of Regulations, the number of directors has been fixed at seven. At the Annual Meeting, the shares represented by proxies, unless otherwise specified, will be voted for the election of the seven nominees hereinafter named, each to serve until the next Annual Meeting of Shareholders and until his successor is duly elected and qualified.

     The director nominees are identified in the following table. Each is currently a director of the Company. Messrs. Boykin and Heitland were elected as directors on March 15, 1996. Each of Messrs. Adams, Howley, Hulett, Mosier and Winfield was elected as a director in connection with the Company's initial public offering on November 4, 1996.

     If for any reason any of the nominees is not a candidate when the election occurs (which is not expected), the Board of Directors expects that proxies will be voted for the election of a substitute nominee designated by management. The following information is furnished with respect to each person nominated for election as a director.

                  NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                                              PERIOD        EXPIRATION
                                                            OF SERVICE       OF TERM
                             PRINCIPAL OCCUPATION              AS A         FOR WHICH
    NAME AND AGE            AND BUSINESS EXPERIENCE          DIRECTOR        PROPOSED
--------------------    -------------------------------    ------------     ----------
Robert W. Boykin        Chairman of the Board of           1996 to date        1998
         47             Directors, President and Chief
                        Executive Officer of the
                        Company
Raymond P. Heitland     Secretary, Treasurer and Chief     1996 to date        1998
                        Financial Officer of the
         61             Company
Albert T. Adams         Partner, Baker & Hostetler LLP     1996 to date        1998
         46
Lee C. Howley, Jr.      President, Howley & Company        1996 to date        1998
         49
William N. Hulett       Co-Chairman and Chief Executive    1996 to date        1998
                        Officer of the Rock and Roll
         53             Hall
                        of Fame and Museum
Frank E. Mosier         Director of Associated Estates     1996 to date        1998
                        Realty Corporation and
         66             Centerior
                        Energy Corporation
Ivan J. Winfield        Associate Professor at Baldwin     1996 to date        1998
         63             Wallace College

     Each of the above nominees for election as a director has engaged in the principal occupation or activity indicated for at least five years, except as described below.

     Mr. Boykin served as the President and Chief Executive officer of Boykin Management Company from 1985 until November 1996. Mr. Heitland served as the Chief Financial Officer of Boykin Management Company from 1970 until November 1996. Mr. Hulett served as president of Stouffer Hotel Company from 1981 to May 1993, and as president of William N. Hulett & Associates, a consulting firm, from May 1993 until September 1995. Mr. Mosier served as Vice Chairman of the Advisory Board of BP America Inc., a producer and refiner of petroleum products, from August 1991 to August 1993. Mr. Winfield served as managing partner of Coopers & Lybrand, L.L.P.'s Northeast Ohio practice from 1990 until October 1994.

     Mr Adams is a director of Developers Diversified Realty Corporation and Associated Estates Realty Corporation. Mr. Howley is a director of LESCO, Inc. Mr. Hulett is a director of Developers Diversified Realty Corporation. Mr. Mosier is a director of Associated Estates Realty Corporation and Centerior Energy Corporation. Mr. Winfield is a director of HMI Industries, Inc. and a trustee of the Fairport Funds.

     The Company consummated its initial public offering of Common Shares on November 4, 1996. During the fiscal year ended December 31, 1996, the Board of Directors held one meeting. The Board of Directors has appointed an Audit Committee, an Executive Committee, a Compensation Committee and a Long-Term Incentive Plan Committee. The Board of Directors does not have a Finance or Nominating Committee. Each member of the Board of Directors, except Mr. Winfield, attended the meeting of the Board of Directors held in fiscal 1996. No committee meeting was held in fiscal 1996.

     The Audit Committee comprises Messrs. Adams, Howley, Hulett, Mosier and Winfield. The Audit Committee recommends annually to the Board of Directors the independent public accountants for the Company, reviews with the independent public accountants the arrangements for and scope of the audits to be conducted by them and the results of those audits, and reviews various financial and accounting matters affecting the Company.

     The Executive Committee comprises Messrs. Boykin, Heitland and Adams. The Executive Committee, during the intervals between the meetings of the Company's Board of Directors, possesses and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Company, except as otherwise provided (i) by law, (ii) in the Amended and Restated Articles of Incorporation of the Company or in the Code of Regulations of the Company (in each case as amended from time to time), or (iii) by action of the Board of Directors.

     The Compensation Committee comprises Messrs. Adams, Howley, Hulett, Mosier and Winfield. The Compensation Committee periodically reviews and determines the compensation, including fringe benefits and incentive compensation, of officers and management personnel of the Company.

     The Long-Term Incentive Plan Committee, which comprises Messrs. Howley, Hulett, Mosier and Winfield, administers the Company's Long-Term Incentive Plan and determines the employees of the Company who may participate in the grant of any award (including share options), and the terms thereof, under the Long-Term Incentive Plan.

     Directors' Compensation. Each director who is not an officer of the Company or of a subsidiary of the Company is compensated at the rate of $16,000 per year (prorated to $4,000 in fiscal 1996). Each director also receives $1,000 for attendance at each meeting of the Board of Directors and for each meeting of any committee. Directors of the Company who are also Company employees are not paid any director's fee. Upon completion of the Company's initial public offering on November 4, 1996, each director who was not an employee of the Company (Messrs. Adams, Howley, Hulett, Mosier and Winfield) received an option for 5,000 Common Shares, exercisable at $20 per share on and after November 4, 1997. In addition, directors who are not employees of the Company are eligible to participate in the Company's Directors' Deferred Compensation Plan (the "Deferred Plan"). The Deferred Plan, which is administered by Company officers who are not eligible to participate in it, allows directors to defer receipt of the fees payable to them by the Company for their services as directors. The value of the amounts credited to a director in the Deferred Plan increases or decreases based on the market value of the Company's Common Shares.

COMPENSATION COMMITTEE REPORT

     Introduction. The Compensation Committee (the "Committee") is responsible for determining the compensation to be paid to the Company's executive officers. The Committee is also responsible for making major policy decisions with respect to health care and other benefit plans. The Long-Term Incentive Plan is administered by the Company's Long-Term Incentive Plan Committee, which consists of all of the members of the Committee except Mr. Adams.

     The Committee's philosophy with respect to the compensation of the Company's executive officers is (i) to provide a competitive total compensation package that enables the Company to attract and retain qualified executives and align their compensation with the Company's overall business strategies, and
(ii) through the Long-Term Incentive Plan Committee, to provide each executive officer with a significant equity stake in the Company through share options.

     To this end, the Committee determines executive compensation with a focus on compensating executive officers based on their responsibilities and the Company's performance. The primary components of the Company's executive compensation program are (i) base salaries and certain other annual compensation, (ii) bonuses, and (iii) share options.

     Base Salaries and Other Annual Compensation. The base salaries and certain other compensation for the Company's executive officers in 1996 were determined with reference to the experience of the executives in the industry, together with comparisons of compensation paid by companies of similar size in the real estate investment trust industry--including certain, but not all, of the companies included in NAREIT (National Association of Real Estate Investment Trusts). This compensation was determined after consulting with the Company's financial advisors and the managing underwriters of the Company's initial public offering.

     The base salaries for Messrs. Boykin, Heitland and Bishop are set forth in employment agreements entered into between those officers and the Company as of November 4, 1996. See "Employment Agreements." These agreements provide for initial annual base salaries of $250,000, $150,000 and $140,000, respectively, for Messrs. Boykin, Heitland and Bishop. In addition, each of the employment agreements provides for use of an automobile, health insurance and certain other benefits. The Committee believes that these annual compensation packages are commensurate with Messrs. Boykin's, Heitland's and Bishop's experience and responsibility.

     Bonuses. Under the employment agreements, Mr. Boykin is entitled to a bonus of from 10% to 90% of his annual base salary, and Messrs. Heitland and Bishop are entitled to bonuses of from 5% to 45% of their annual base salaries, if Funds From Operations per Common Share for any year exceed, by 5% to 20% or more, the Funds From Operations per Common Share for the immediately preceding year. The bonuses payable for 1996 were prorated. The formula for determining these bonuses was determined after consultation with the managing underwriters of the Company's initial public offering. "Funds From Operations" means income
(loss) before minority interest (computed in accordance with generally accepted accounting principles), excluding gains (losses) from debt restructuring and sales of property (including furniture and equipment), plus real estate-related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures.

     Share Options. All of the Company's executive officers are eligible to receive options to purchase Common Shares of the Company under the Long-Term Incentive Plan. The Company believes that share option grants are a valuable motivating tool and provide a long-term incentive to management. Share option grants reinforce long-term goals by providing the proper nexus between the interests of management and the interests of the Company's shareholders. Accordingly, the Long-Term Incentive Plan Committee granted to current executive officers options to purchase an aggregate of 400,000 Common Shares under the Long-Term Incentive Plan (250,000, 75,000 and 75,000 for Messrs. Boykin, Heitland and Bishop, respectively). The number of options granted to each of the executive officers was determined after consultation with the managing underwriters of the Company's initial public offering and was based on the expected contribution of each such officer to the performance of the Company.

                                                  Albert T. Adams
                                                  Lee C. Howley, Jr.
                                                  William N. Hulett III
                                                  Frank E. Mosier
                                                  Ivan J. Winfield

                             EXECUTIVE COMPENSATION

     The following information is set forth with respect to the Company's Chief Executive Officer and each of the Company's other executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                  --------------------
                                                ANNUAL COMPENSATION(1)                   AWARDS
                                         ------------------------------------     --------------------
                                                                    OTHER         RESTRICTED                   ALL
                                                                    ANNUAL          SHARE       SHARE         OTHER
          NAME AND            FISCAL     SALARY       BONUS      COMPENSATION      AWARD(S)    OPTIONS     COMPENSATION
     PRINCIPAL POSITION        YEAR        ($)         ($)          ($)(2)           ($)       (#)(3)         ($)(4)
----------------------------  ------     -------     -------     ------------     ----------   -------     ------------
Robert W. Boykin               1996      $41,896     $18,853       --               --         250,000        $1,046
Chairman, President            1995           --          --       --               --              --            --
and Chief Executive            1994           --          --       --               --              --            --
Officer
Raymond P. Heitland            1996       25,137       5,027       --               --          75,000           570
Chief Financial Officer,       1995           --          --       --               --              --            --
Treasurer and Secretary        1994           --          --       --               --              --            --
Mark L. Bishop                 1996       23,462       4,692       --               --          75,000            --
Senior Vice President --       1995           --          --       --               --              --            --
Acquisition and Development    1994           --          --       --               --              --            --

---------------

(1) Amounts for fiscal year 1996 reflect compensation paid by the Company from November 4, 1996 (the date of its initial public offering) through the end of the fiscal year. The Company did not pay compensation for any period prior to November 4, 1996.

(2) Total perquisites and other personal benefits for each of the named executive officers do not exceed the threshold amounts specified in the regulations promulgated by the Securities and Exchange Commission.

(3) See the Option/SAR table on page 6 for a schedule of options vesting.

(4) Amounts shown represent the Company's contributions on behalf of Messrs. Boykin and Heitland to the Company's nonqualified savings plan.

EMPLOYMENT AGREEMENTS

     Robert W. Boykin, Raymond P. Heitland and Mark L. Bishop entered into employment contracts with the Company in connection with the Company's initial public offering. Mr. Boykin's agreement provides for an initial three-year term that is automatically extended for an additional year at the end of each year of the agreement, subject to the right of either party to terminate the agreement by giving two years' prior written notice. The agreements for Messrs. Heitland and Bishop each provide for an initial one-year term that is automatically extended for an additional year at the end of each year of the agreement, subject to the right of either party to terminate the agreement by giving six months' prior written notice. Each of Messrs. Boykin, Heitland and Bishop is prohibited from competing with the Company during the term of his employment agreement and, in the case of Messrs. Boykin and Heitland, for a term of two years thereafter, and in the case of Mr. Bishop, for a term of six months thereafter.

     Each agreement provides for the annual base salary and bonus described under the Compensation Committee Report, above, and for the use of an automobile, medical and dental benefits, vacation and sick leave and certain additional compensation. Mr. Boykin's employment agreement also provides for membership in a country club, a golf club, and a downtown business club, and for certain life insurance benefits.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS
                       ------------------------------------------------                         POTENTIAL REALIZABLE
                                      PERCENTAGE OF                                               VALUE AT ASSUMED
                                      TOTAL OPTIONS                                             ANNUAL RATES OF STOCK
                                        GRANTED TO                                             PRICE APPRECIATION FOR
                                        EMPLOYEES                                                  OPTION TERM(3)
                        OPTIONS           FISCAL         EXERCISE PRICE      EXPIRATION       -------------------------
        NAME           GRANTED(1)        YEAR(2)           ($/SHARE)            DATE              5%            10%
---------------------  ----------     --------------     --------------     -------------     ----------     ----------
Robert W. Boykin         250,000          62.50%             $20.00         November 2006     $3,144,450     $7,968,700
Raymond P. Heitland       75,000          18.75%              20.00         November 2006        943,335      2,390,610
Mark L. Bishop            75,000          18.75%              20.00         November 2006        943,335      2,390,610

---------------

(1) Options are not exercisable during the first 12 months after the date of grant. Mr. Boykin's option agreement provides that: (i) incentive stock options vest with respect to 5,000 shares on November 4 of each of 1997 through 2005, and (ii) nonqualified stock options vest with respect to 68,333, 68,333 and 68,334 shares on November 4, 1997, November 4, 1998 and
    November 4, 1999, respectively. Mr. Heitland's option agreement provides that: (i) incentive stock options vest with respect to 5,000 shares on November 4 of each of 1997 through 2003, and (ii) nonqualified stock options vest with respect to 13,333, 13,333 and 13,334 shares on November 4, 1997, November 4, 1998 and November 4, 1999, respectively. Mr. Bishop's option agreement provides that: (i) incentive stock options vest with respect to 5,000 shares on November 4 of each of 1997 through 1999, and (ii) nonqualified stock options vest with respect to 20,000 shares on November 4 of each of 1997 through 1999.

(2) Based on 400,000 options granted to all employees during the fiscal year.

(3) These amounts are based on hypothetical appreciation rates of 5% and 10% and are not intended to forecast the actual future appreciation of the Company's shares. No gain to optionees is possible without an actual increase in the price of the Company's shares, which would benefit all of the Company's shareholders. All calculations are based on a ten-year option period.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                     VALUE OF
                                                                 NUMBER OF          UNEXERCISED
                                                                UNEXERCISED        IN-THE-MONEY
                                                                OPTIONS AT          OPTIONS AT
                             SHARES                           FISCAL YEAR-END     FISCAL YEAR-END
                           ACQUIRED ON         VALUE                (#)               ($)(1)
                            EXERCISE          REALIZED         EXERCISABLE/        EXERCISABLE/
          NAME                 (#)              ($)            UNEXERCISABLE       UNEXERCISABLE
-------------------------  -----------     --------------     ---------------     ---------------
Robert W. Boykin             --               --                -0-/250,000       -0-/$1,000,000
Raymond P. Heitland          --               --                -0-/ 75,000       -0-/   300,000
Mark L. Bishop               --               --                -0-/ 75,000       -0-/   300,000

---------------

(1) Represents the difference between the aggregate exercise price of the options and the closing price of the Company's Common Shares ($24 per share) on December 31, 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Albert T. Adams, a member of the Compensation Committee, is a partner in Baker & Hostetler LLP, which acts as general legal counsel for the Company. The Company expects that Baker & Hostetler LLP will continue to provide legal services in that capacity in 1997.

TRANSACTIONS WITH MANAGEMENT

     In connection with the Company's formation and initial public offering on November 4, 1996, Messrs. Boykin and Heitland and others exchanged their interests in various entities (the "Contributed

Partnerships") for limited partnership interests ("Units") in Boykin Hotel Properties, L.P. (the "Partnership"). See "Security Ownership of Certain Beneficial Owners." The Company owns approximately an 84.5% general partnership interest in the Partnership.

     The Partnership owns twelve hotels that it leases to Boykin Management Company Limited Liability Company, an Ohio limited liability company ("BMC"). Robert W. Boykin and his brother John E. Boykin indirectly own approximately a 54% and a 46% equity interest, respectively, in BMC. John E. Boykin is a director and the secretary of BMC, and Robert W. Boykin is a director of BMC. For the fiscal year ended December 31, 1996, BMC paid to the Partnership approximately $3,257,641 in rent. BMC will pay the Partnership rent in 1997. In addition, on December 31, 1996, the Company had a payable to BMC of $681,000, primarily for the reimbursement of capital expenditure costs incurred on behalf of the Company.

     In December 1996, the Partnership paid approximately $3.1 million to BMC in repayment of loans made to the Contributed Partnerships by Boykin Management Company, the predecessor of BMC.

     In addition, pursuant to a Shared Services and Office Space Agreement, the Company pays BMC $2,000 per month for the right to use certain office space and receive certain services. The Company also reimburses BMC for certain expenses, such as long-distance telephone charges and travel expenses, incurred by BMC on the Company's behalf.

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total return of a hypothetical investment in the Common Shares with the cumulative total return of a hypothetical investment in each of the New York Stock Exchange Market Index and the Media General Financial Services, Inc. Industry Group 432 (Real Estate Investment Trusts) Index based on the respective market price of each such investment at October 30, 1996, November 30, 1996, and December 31, 1996, assuming in each case an initial investment of $100 on October 30, 1996, and reinvestment of dividends.

 Measurement Period
(Fiscal Year Covered)         Boykin Lodging Co.         Industry Index         Broad Market
October 1996                       100.00                    100.00                100.00
November 1996                      101.88                    104.14                106.64
December 1996                      121.50                    114.26                105.25

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Any shareholder proposal intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received by the Company at Terminal Tower, Suite 1500, 50 Public Square, Cleveland, Ohio 44113, on or before December 6, 1997, for inclusion in the Company's proxy statement and form of proxy relating to the 1998 Annual Meeting of Shareholders.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and owners of more than 10% of the Company's Common Shares, to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. Executive officers, directors and owners of more than 10% of the Common Shares are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

     To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with, except that the initial reports of ownership of the executive officers and directors were filed within several days after the Company's initial public offering, rather than on or prior to the effective date of the Company's registration statement on Form S-11 as required by Section 16.

                                 OTHER MATTERS

     The Company has not selected its independent public accountants for the current fiscal year. This selection will be made later in the year by the Board of Directors. Representatives of Arthur Andersen LLP, which served as the Company's independent public accountants during the fiscal year ended December 31, 1996, are expected to be present at the annual meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     If the enclosed proxy is executed and returned to the Company, the persons named in it will vote the shares represented by that proxy at the meeting. The form of proxy permits specification of a vote for the election of directors as set forth under "Election of Directors" above, the withholding of authority to vote in the election of directors, or the withholding of authority to vote for one or more specified nominees.

     When a choice has been specified in the proxy, the shares represented will be voted in accordance with that specification. If no specification is made, those shares will be voted at the meeting to elect directors as set forth under "Election of Directors" above. Under Ohio law and the Company's Amended and Restated Articles of Incorporation, as amended, broker non-votes and abstaining votes will not be counted in favor of or against any nominee. Director nominees who receive the greatest number of affirmative votes will be elected directors. If any other matter properly comes before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment. Management does not know of any other matter that will be presented for action at the meeting.

                                            By order of the Board of Directors,

                                            RAYMOND P. HEITLAND,
                                            Secretary

Dated: April 4, 1997

                                BOYKIN LODGING COMPANY

                                       P R O X Y
                                       ---------

              The undersigned hereby appoints ROBERT W. BOYKIN, RAYMOND P. HEITLAND and ROBERT A. WEIBLE, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend the annual meeting of shareholders of Boykin Lodging Company to be held at the Cleveland Marriott East, 3663 Park East Drive, Beachwood, Ohio 44122, on Tuesday, May 6, 1997, at 10:00 a.m., Cleveland time, or any adjournment thereof, and to vote the number of shares of the Company which the undersigned would be entitled to vote, and with all the power the undersigned would possess if personally present, as follows:

              1. [ ] FOR (except as noted below), or [ ] WITHHOLD AUTHORITY to vote for, the following nominees for election as directors, each to serve until the next annual meeting of the shareholders and until his successor has been duly elected and qualified: Robert W. Boykin, Raymond P. Heitland, Albert T. Adams, Lee C. Howley, Jr., William N. Hulett III, Frank E. Mosier and Ivan J. Winfield.

                 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
                               PARTICULAR NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.)

              ---------------------------------------------------------------
              2. On such other business as may properly come before the meeting.





              THE PROXIES WILL VOTE AS SPECIFIED ABOVE, OR IF A CHOICE IS NOT SPECIFIED, THEY WILL VOTE FOR THE NOMINEES LISTED IN ITEM 1.

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

                                                Receipt of the Notice of
                                                Annual Meeting of
                                                Shareholders and Proxy
                                                Statement dated April 4,
                                                1997, is hereby acknowledged.

                                                Dated: ___________ , 1997

                                                -----------------------------

                                                -----------------------------

                                                -----------------------------

                                                        Signature(s)

                                                (Please sign exactly as your
                                                name or names appear hereon,
                                                indicating, where proper,
                                                official position or
                                                representative capacity.)